SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported):
July 8, 2026
BREAD FINANCIAL HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-15749	31-1429215
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3095 LOYALTY CIRCLE
COLUMBUS, Ohio 43219
(Address and Zip Code of Principal Executive Offices)
(614) 729-4000
(Registrant’s Telephone Number, including Area Code)
NOT APPLICABLE
(Former name or former address, if changed since last report)☐
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BFH	NYSE
Depositary Shares, Each Representing a 1/40th Interest in a Share of 8.625% Non-Cumulative Perpetual Preferred Stock, Series A	BFH PrA	NYSE
Depositary Shares, Each Representing a 1/40th Interest in a Share of 8.875% Fixed Rate Reset Non-Cumulative Perpetual Preferred Stock, Series B	BFH PrB	NYSE
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    [  ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Valerie Greer, Executive Vice President and Chief Commercial Officer of Bread Financial Holdings, Inc. (the “Company”), has provided notice of her intent to retire, effective on or around February 19, 2027 (“Retirement Date”).

In connection with her planned retirement, the Company (through its wholly-owned subsidiary Bread Financial Payments, Inc.) and Ms. Greer have executed a Salary Continuation, Release and Retirement Agreement, dated July 8, 2026 (together with the Post Employment Non-Disclosure, Non-Competition, and Non-Solicitation Agreement attached thereto, the “Agreement”). Subject to its terms and conditions, the Agreement provides for Ms. Greer to receive: (1) her current base salary, and to remain eligible for equivalent benefits and perquisites, until the Retirement Date; (2) her full-year 2026 annual cash incentive compensation award, to be paid in early 2027; (3) a cash payment of $945,000, less applicable taxes and withholdings, to be paid within 30 days of the Retirement Date; and (4) certain other limited benefits and perquisites relating to travel, financial services and legal services. No new equity grants shall be made to Ms. Greer, but her outstanding equity grants will continue to vest in accordance with the terms thereof. The Agreement also includes terms and conditions governing Ms. Greer’s provision of services to the Company until her departure, her general release of claims subject to customary exceptions, her obligations of confidentiality, cooperation, non-disparagement, non-competition and non-solicitation, and other customary provisions.

Item 7.01 Regulation FD Disclosure.

On July 14, 2026, the Company issued a press release announcing Ms. Greer’s intention to retire and certain changes to the executive leadership team. A copy of the press release is attached hereto as Exhibit 99.1.

The information contained in this Item 7.01 (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Document Description

99.1	Press release dated July 14, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bread Financial Holdings, Inc.

Date: July 14, 2026	By:	/s/ Joseph L. Motes III
Joseph L. Motes III Executive Vice President, Chief Administrative Officer, General Counsel and Secretary